Exhibit 99.1

Public Relations:	Donna St. Germain	Investor Relations:	Gregg Lampf
	(443) 327-1454		(443) 327-1532
	dstgermain@safenet-inc.com		glampf@safenet-inc.com
	www.safenet-inc.com		www.safenet-inc.com
Plan in Place to File Form 10-Q by Early October
SafeNet Receives Notices Due to Late Filing of Form 10-Q
BALTIMORE, Maryland – August 18, 2006 - SafeNet, Inc. (NASDAQ: SFNT), setting the standard for information security, which, as previously announced, has delayed filing its Form 10Q for the quarter ended June 30, 2006, announced today that it has in place a plan that, if achieved, would allow for this Form 10-Q to be filed by early October.
The Company also announced that it received a letter from the NASDAQ Listing Qualifications Staff indicating that the failure to timely file the Form 10-Q, as required by NASDAQ Marketplace Rule 4310(c)(14), could serve as a basis for the delisting of the Company’s stock from The NASDAQ Global Select Market. The Company plans to request a hearing before a NASDAQ Listings Qualifications Panel to address the filing delay. At the hearing, the Company will present its plan to regain compliance with NASDAQ’s filing requirements. The Company’s common stock will remain listed on The NASDAQ Global Select Market pending the issuance of a formal decision by the NASDAQ Panel.
SafeNet hopes to remedy its filing delay before NASDAQ effects the de-listing of SafeNet’s common shares, but SafeNet cannot assure that the Panel will grant a request for continued listing.
The plan would also allow the filing of a previously delayed amendment to Form 8-K containing certain financial information regarding the Company’s acquisition of Eracom Technologies AG.
In addition, on August 14, 2006, the Company received a purported Notice of Default from Citibank, N.A., Trustee, under the Indenture relating to the issuance of its $250 million 2 1/2% Convertible Subordinated Notes (Notes) Due 2010, as a result of the failure to file the Form 10-Q. This purported notice of default demands that the Company cure the purported default within 60 days from the receipt of the notice of default. The Indenture provides that the trustee or holders of at least 25% of the aggregate principal amount of the Notes may accelerate repayment of the Notes if a default under the Indenture is not cured within 60 days after the Company receives notice of the default.

The Company’s plan contemplates that the Company’s required SEC filings would be made within such 60 day period. However, SafeNet cannot assure such filings will be made within this period.
About SafeNet, Inc.
SafeNet (NASDAQ: SFNT) is a global leader in information security. Founded more than 20 years ago, the company provides complete security utilizing its encryption technologies to protect communications, intellectual property and digital identities, and offers a full spectrum of products including hardware, software, and chips. UBS, Nokia, Fujitsu, Hitachi , ARM, Bank of America, NetGear, the Departments of Defense and Homeland Security, Adobe, Samsung , Texas Instruments, the U.S. Internal Revenue Service and scores of other customers entrust their security needs to SafeNet. For more information, visit www.safenet-inc.com
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
The statements contained in this release, which are not historical facts, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are subject to uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. Important factors that could cause actual results to differ materially are included but are not limited to those listed in SafeNet’s periodic reports and registration statements filed with the Securities and Exchange Commission. The Company assumes no obligation to update information concerning its expectations.
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Editor’s Note: SafeNet is a registered trademark of SafeNet, Inc. All other trademarks are the property of their respective owners.